        As filed with the Securities and Exchange Commission on June 22, 1999
                                                  Registration No. 333-_______.

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                          TRIQUINT SEMICONDUCTOR, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ------------------

        DELAWARE                                       95-3654013
------------------------                   -----------------------------------
(STATE OF INCORPORATION)                  (I.R.S. EMPLOYER IDENTIFICATION NO.)

                           2300 N.E. Brookwood Parkway
                             Hillsboro, Oregon 97124
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ------------------

                          1996 STOCK INCENTIVE PROGRAM
                            (FULL TITLE OF THE PLAN)

                               ------------------

                                 STEVEN J. SHARP
                  President, Chief Executive Officer & Chairman
                          TriQuint Semiconductor, Inc.
                           2300 N.E. Brookwood Parkway
                             Hillsboro, Oregon 97124
                                 (503) 615-9000
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               ------------------

                                   COPIES TO:
                             CHRIS F. FENNELL, ESQ.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                               Palo Alto, CA 94306
                                 (650) 493-9300

                               ------------------

                                                     CALCULATION OF REGISTRATION FEE
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                                                                      PROPOSED MAXIMUM       PROPOSED MAXIMUM         AMOUNT OF
    TITLE OF EACH CLASS OF SECURITIES            AMOUNT TO BE          OFFERING PRICE       AGGREGATE OFFERING       REGISTRATION
             TO BE REGISTERED                     REGISTERED              PER SHARE                PRICE                FEE(1)
---------------------------------------------------------------------------------------------------------------------------------

Common Stock, $.001 per share par value,
to be issued under the 1996 Stock
Incentive Program                               475,000 shares            $55.78(1)             $26,495,500           $7,365.75
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on June 16, 1999.
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

     The contents of the Registrant's Form S-8 Registration Statements (Registration Statement No. 333-31585 and 333-74617) filed with the Commission on July 17, 1997 and March 18, 1999 are incorporated herein by reference.

             PART II INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8.        EXHIBITS


               Exhibit
               Number                     Documents
               -------     -----------------------------------------------
                 4.1       1996 Stock Incentive Program, as amended

                 5.1 Opinion of counsel as to legality of securities being registered

                23.1       Consent of Counsel (contained in Exhibit 5.1)

                23.2       Consent of Independent Auditors'

                24.1       Power of Attorney (see page II-5)


ITEM 9.        UNDERTAKINGS

     A.        The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, (the "Securities Act") each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Delaware General Corporation Law, the Articles of Incorporation of the Company, the Bylaws of the Company, indemnification agreements entered into between the Company and its officers and directors or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, TriQuint Semiconductor, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillsboro, State of Oregon, on this 21st day of June, 1999.

                                    TRIQUINT SEMICONDUCTOR, INC.

                                    By: /s/ Edward C.V. Winn
                                       ---------------------------------------
                                       Edward C.V. Winn
                                       Executive Vice President, Finance and
                                       Administration, and Chief Financial
                                       Officer (Principal Financial and
                                       Accounting Officer)

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven J. Sharp and Edward C.V. Winn, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


       SIGNATURE                        TITLE                                             DATE
------------------------      -----------------------------------------------         -------------

/s/ Steven J. Sharp
-----------------------       President, Chief Executive Officer and Chairman         June 21, 1999
Steven J. Sharp               (Principal Executive Officer)

/s/ Edward C.V. Winn
-----------------------       Executive Vice President, Finance and                   June 21, 1999
Edward C.V. Winn              Administration, and Chief Financial Officer
                              (Principal Financial and Accounting Officer)

/s/ Dr. Paul A. Gary
-----------------------       Director                                                June 21, 1999
Dr. Paul A. Gary


-----------------------       Director                                                June   , 1999
Charles Scott Gibson

/s/ Dr. Walden C. Rhines
-----------------------       Director                                                June 21, 1999
Dr. Walden C. Rhines

/s/ Edward F. Tuck
-----------------------       Director                                                June 21, 1999
Edward F. Tuck

                          TRIQUINT SEMICONDUCTOR, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS

 Exhibit
 Number                           Description
 -------                          -----------
   4.1        1996 Stock Incentive Program, as amended

   5.1        Opinion of counsel as to legality of securities being registered

  23.1        Consent of Counsel (contained in Exhibit 5.1)

  23.2        Consent of Independent Auditors'

  24.1        Power of Attorney (contained in page II-5)